Exhibit 7.1

May 16, 2023

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.02(b) of Form 8-K dated May 16, 2023 of Aclarion, Inc. and are in agreement with the statements contained therein.

/s/ CohnReznick LLP